UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 31, 2018

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Officer

On August 8, 2018, Rockwell Medical, Inc., a Michigan corporation (the “Company”), announced the appointment of Stuart Paul as the Company’s Chief Executive Officer.  Mr. Paul will begin serving as the Company’s Chief Executive Officer on or around September 4, 2018.

Mr. Paul, age 59, has over 25 years of experience in the health care industry.  Most recently, Mr. Paul has served as Corporate Officer, Head Global Toxicology Business at Abbott Laboratories, from 2017 until present, where Mr. Paul led a $700 million global toxicology business and had responsibility for integration of acquisitions, research and development, manufacturing and commercial operations.  From 2015 to 2017, Mr. Paul served as General Manager of the USA East Region of Quest Diagnostics Incorporated, where he headed a $1.4 billion regional division and was responsible for managing all laboratory testing, patient services, logistics, commercial operations and other relevant support functions.  From 2013 to 2015, Mr. Paul served as President Latin America, Renal Group of Baxter International, where he headed Baxter’s $700 million dialysis business with over 1,500 employees in Latin America.  Mr. Paul received his MBA from Northwestern University with a concentration in Hospital & Health Services Management and his BA in Chemistry from Duke University.  There are no arrangements between Mr. Paul and any other person pursuant to which Mr. Paul was appointed to serve as our Chief Executive Officer, nor are there any material transactions in which the Company is a participant in which Mr. Paul has a material interest.

Election of Class I Director

In connection with the appointment of Mr. Paul as Chief Executive Officer and upon the commencement of his services with the Company, Mr. Paul will be elected to the Board as a Class I Director to serve until the Company’s 2019 annual meeting of shareholders or until his successor is duly elected and qualified.

There are no arrangements or understandings, other than the Employment Agreement (defined below), between Mr. Paul and any person pursuant to which Mr. Paul was appointed as a Class I Director, and to the Company’s knowledge, there are no transactions in which the Company is a participant in which Mr. Paul has a material interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. The Board has determined that Mr. Paul will be an interested director under the listing standards of the NASDAQ Global Market, will not be a member of any of the Board’s committees and will only be entitled to the compensation provided to him under the terms of his Employment Agreement. In connection with his employment and election to the Board, Mr. Paul entered into an Indemnification Agreement with the Company, the form of which was filed as Exhibit 10.70 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2017.

Upon the election of Mr. Paul, the Board increased the size of the Board from five to six directors.  With the election of Mr. Paul to the Board, the Board is classified as follows:

Class I Directors (term expiring 2019)

Stuart Paul

Class II Directors (term expiring 2020)

Lisa Colleran

John Cooper

Mark Ravich

Class III Directors (term expiring 2021)

Robin Smith

Benjamin Wolin

Following the previously disclosed resignations of Robert L. Chioini and Ronald D. Boyd as Class I Directors, Robin Smith and Benjamin Wolin were moved from serving as Class I Directors to serving as Class III Directors in order to rebalance the Board classes. However, in being moved to the status of serving as Class III Directors, Dr. Smith and Mr. Wolin have agreed to stand for re-election at the Company’s 2019 annual meeting of shareholders, when their terms would have expired as Class I Directors.

Employment Agreement

On July 31, 2018, the Company entered into an employment agreement with Mr. Paul (the “Employment Agreement”).  The Employment Agreement provides that Mr. Paul will serve as an at-will employee.  Mr. Paul will receive an annualized base salary of $600,000 and a sign-on bonus of $100,000 (Mr. Paul is required to repay a pro-rated portion of his sign-on bonus if the Company terminates his employment for Cause or if Mr. Paul resigns without Good Reason within 12 months of the Commencement Date).  Mr. Paul will be eligible to receive a performance bonus in a target amount of $200,000 subject to achievement of certain 2018 performance goals; provided, however, that Mr. Paul will receive a 2018 performance bonus of no less than $100,000.  Beginning in 2019, Mr. Paul will be eligible to earn year-end performance bonuses to be paid in either cash or equity with a target bonus of 60% of his Base Salary.  Mr. Paul shall be eligible for annual long-term incentive grants in cash or equity and will receive an initial equity grant on his commencement of employment representing the right to acquire a total of up to 2,070,000 shares of Company common stock, compromised of time-based and performance-based options and time-based and performance-based restricted stock units (the “Inducement Awards”). The Inducement Awards are issued outside of the Company’s shareholder-approved 2018 Long-Term Incentive Plan, in accordance with Nasdaq Listing Rule 5635(c)(4).

Under the Employment Agreement, upon a termination of Mr. Paul’s employment by the Company for Cause or by Mr. Paul without Good Reason, Mr. Paul will be entitled to receive (i) unpaid compensation accrued through the last day of his employment, (ii) a lump sum payment of accrued but unused vacation days, and (iii) payment of any other amounts owing to Mr. Paul but not yet paid (including any bonus earned but not paid).

Under the Employment Agreement, upon a termination of Mr. Paul’s employment by the Company without Cause or by Mr. Paul for Good Reason, Mr. Paul will be entitled to receive the compensation entitled to him upon a termination of his employment by the Company for Cause or by Mr. Paul without Good Reason in addition to (i) his Base Salary then in effect plus 100% of the Target Bonus payable for such one-year period, (ii) a pro-rated Annual Bonus for the year in which Mr. Paul was terminated, (iii) COBRA coverage for one year, and (iv) the continued vesting for one year of that portion of the Inducement Awards that has time-based vesting conditions (but not those awards with performance-based vesting conditions). Additionally, all vested stock options shall continue to be exercisable for one year following the date of termination or until such options expire, in each case subject to Mr. Paul’s execution of a separation agreement and compliance with the Employment Agreement and the Confidentiality Agreement.  Mr. Paul will also be eligible to receive certain benefits following a Change of Control and following termination by the Company other than for Cause or by Mr. Paul for Good Reason or upon death in connection with a Change of Control.

During his employment and for one year following his termination, Mr. Paul is subject to certain non-competition and non-solicitation provisions set forth in the Employment Agreement. In connection with the Employment Agreement, Mr. Paul also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement, a form of which is attached as Exhibit B to the Employment Agreement.

Capitalized terms used in herein, but not defined, shall have the meanings given to them in the Employment Agreement.  The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.80 and incorporated herein by reference.

Appointment of Interim Principal Executive Officer

Effective August 10, 2018, the Board will appoint Benjamin Wolin as the Interim Principal Executive Officer of the Company to serve until Mr. Paul’s commencement of employment with the Company which is expected to begin on or around September 4, 2018.

Upon Mr. Wolin’s appointment as Interim Principal Executive Officer of the Company, Mr. Wolin will resign as member of each of the Board’s committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee (as an ex-officio member).  Pursuant to the Company’s Principals of Corporate Governance, Mr. Wolin will remain Chairman of the Board while serving as the Company’s Interim Principal Executive Officer. Director Mark Ravich will serve in Mr. Wolin’s role on the Audit Committee, which will continue to be comprised of three independent directors consisting of John Cooper (Chair), Robin Smith and Mark Ravich.

Mr. Wolin, age 43, has been a director and our Chairman of the Board since March 2018. Mr. Wolin serves as an advisor to each of 3L Capital LLC, a growth-stage private equity firm, and Refinery 29 Inc., a leading global media company. Prior to his experience as an advisor, Mr. Wolin was the co-founder, chief executive officer and a member of the board of directors of Everyday Health, Inc., a leading provider of digital health and wellness solutions, from January 2002 until its sale to a subsidiary of j2 Global, Inc. in December 2016. From September 1999 until December 2001, Mr. Wolin served as vice president of production and technology for Beliefnet, Inc., an online provider of religious and spiritual information. Previously, Mr. Wolin served as web producer for Tribune Interactive, Inc., a multimedia corporation, and held several consulting positions with interactive companies. Mr. Wolin is also the chairman of the board of directors of Diplomat Pharmacy, Inc., the largest independent provider of specialty pharmacy services in the United States. Mr. Wolin has been a director of Diplomat Pharmacy since October 2015 and was formerly Diplomat Pharmacy’s independent lead director. Mr. Wolin is a member of the audit committee and the nominating and corporate governance committee of Diplomat Pharmacy’s board of directors. There are no arrangements between Mr. Wolin and any other person pursuant to which Mr. Wolin will be appointed to serve as our Interim Principal Executive Officer, nor are there any material transactions in which the Company is a participant in which Mr. Wolin has a material interest.

Disclosures Regarding Forward-Looking Statements

We make forward-looking statements in this Current Report.  Our forward-looking statements are subject to risks and uncertainties and include information about our expectations and possible or assumed future results of our operations.  When we use words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “project,” “intend,” or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements.  While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which are based on information available to us on the date of this report or, if made elsewhere, as of the date made.  Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different.  Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed in this Current Report, “Item 1A — Risk Factors” in our Form 10-K for the year ended December 31, 2017 and from time to time in our other reports filed with the SEC.

Item 8.01                                           Other Events

On August 8, 2018, the Company issued a press release announcing the appointment of Mr. Paul as Chief Executive Officer.  Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.                              The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

10.80	Employment Agreement, dated July 31, 2018, between Rockwell Medical, Inc. and Stuart Paul.

99.1	Press Release, dated August 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: August 8, 2018	By:	/s/ Benjamin Wolin
Benjamin Wolin
Chairman of the Board